AMENDED AND RESTATED

LICENSE AGREEMENT NO. 525855

BETWEEN

BATTELLE MEMORIAL INSTITUTE

AND

ADVANCED MEDICAL ISOTOPE CORPORATION

March 2017

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

LICENSE AGREEMENT 525855

AMENDED AND RESTATED

THIS AGREEMENT made and entered into at Richland, Washington, as the amended and restated Agreement between the Parties concerning the subject matter hereof, by and between Advanced Medical Isotope Corporation having a principal place of business in Kennewick, Washington, herein called “LICENSEE”, and Battelle Memorial Institute, having a place of business in Richland, Washington, herein called “BATTELLE”. This Amended and Restated Agreement is effective on the date affixed hereto by the party last signing this Agreement (the “Effective Date”). This Amended and Restated Agreement is meant to supersede the prior Agreement between the Parties regarding all obligations not yet accrued.

WITNESSETH THAT:

WHEREAS, BATTELLE is an incorporated charitable trust exempt from federal income taxes under Section 501(c)(3) of the United States Internal Revenue Code; and

WHEREAS, BATTELLE has certain rights in patents relating to radiogel technology; and

WHEREAS, LICENSEE recognizes that BATTELLE owns inventions and intellectual property useful in the conduct of LICENSEE’s business; and

WHEREAS, LICENSEE recognizes that its anticipated business activity will encompass the practice of technology that requires a license under patents owned or controlled by BATTELLE; and

WHEREAS, LICENSEE wishes to acquire the right to practice the inventions of such patents.

NOW, THEREFORE in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

A.	AFFILIATE or AFFILIATES means any entity that controls, is controlled by, or is under common control of LICENSEE where control consists of ownership of at least fifty percent (50%) of the outstanding voting securities or other ownership interest of the entity.

B.	GROSS SALES means any and all forms of consideration, monetary or otherwise, received by LICENSEE from the sale, lease, rental, transfer, or other disposition of LICENSED PRODUCTS without deduction, or the fair market value for LICENSED PRODUCTS if such LICENSED PRODUCTS are sold, leased, rented, transferred, or otherwise disposed of at less than the fair market value. For purposes of this Agreement, “fair market value” is the consideration received by LICENSEE for equivalent products or services in arms-length transactions. In the event any LICENSED PRODUCTS are sold, leased, rented, transferred or otherwise disposed of between LICENSEE and one of its AFFILIATES or between two of LICENSEE’s AFFILIATES, or such LICENSED PRODUCT is used by LICENSEE or one of its AFFILIATES, LICENSEE shall calculate and pay royalties to BATTELLE based on the fair market value for such LICENSED PRODUCT.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

C.	LICENSED FIELD means, and is limited to, medical and veterinary therapeutic radioisotope delivery.

D.	LICENSED PRODUCT(S) means any and all products incorporating or services utilizing one or more claims of the licensed PATENTS.

E.	LICENSED TERRITORY means the United States of America and Canada.

F.	NET SALES means GROSS SALES less shipping charges, returns, and taxes, for the sale, lease, rental, transfer, or other disposition or provision of LICENSED PRODUCTS, or the fair market value for LICENSED PRODUCTS if such LICENSED PRODUCTS are sold, leased, rented, transferred, or otherwise provided at less than the fair market value. For purposes of this Agreement, “fair market value” is the consideration received by LICENSEE for equivalent products or services in arms-length transactions. In the event any LICENSED PRODUCTS or LICENSED PROCESSES are sold, leased, rented, transferred or otherwise provided between LICENSEE and one of its AFFILIATES or between two of LICENSEE’s AFFILIATES, or such LICENSED PRODUCT or LICENSED PROCESS is used by LICENSEE or one of its AFFILIATES, LICENSEE shall calculate and pay royalties to BATTELLE based on the fair market value for such LICENSED PRODUCTS or LICENSED PROCESS.

G.	PATENT or PATENTS means the following patents, and all reissues, reexaminations, substitutes, and extensions thereof:

Issued Patents

Title	Country	Patent Number	Date Granted
Stimulus Sensitive Gel with Radioisotope and Methods of Making (BATTELLE IPID 11505-E Master Patent ID 1201)*	U.S.	6,296,831	October 2, 2001
Stimulus Sensitive Gel with Radioisotope and Methods of Making (BATTELLE IPID 11505-E CON Master Patent ID 1204)*	U.S.	6,869,588	March 22, 2005
Stimulus Sensitive Gel with Radioisotope and Methods of Making (BATTELLE IPID 11505-E Master Patent ID 1197)*	Canada	2,327,325	January 24, 2006
Thermogelling Biodegradable Aqueous Polymer Solution (BATTELLE IPID 12483-B Master Patent ID 1892)†	U.S.	6,841,617	January 11, 2005
Thermogelling Oligopeptide Polymers (BATTELLE IPID 12483- B CIP Master Patent ID 1893) †	U.S.	7,087,244	August 8, 2006
Thermogelling Biodegradable Aqueous Polymer Solution (BATTELLE IPID 12483-B Master Patent ID 1889) †	Canada	2,423,488	July 13, 2010
Multiple Stimulus Reversible Hydrogels (BATTELLE IPID 12575-E Master Patent ID 1963)*	U.S.	6,660,247	December 9, 2003
Multiple Stimulus Reversible Hydrogels (BATTELLE IPID 12575-E CON Master Patent ID 4425)*	U.S.	7,033,571	April 25, 2006

*These Patents arose under funding of the U.S. Government.

†These Patents arose under private funding.

2. PATENT LICENSE

A.	BATTELLE hereby grants to LICENSEE and AFFILIATES, to the extent of the LICENSED FIELD and LICENSED TERRITORY, an exclusive license to make, have made, use and sell LICENSED PRODUCTS.

B.	The license granted pursuant to Paragraph A hereof shall be subject to any rights the Government of the United States of America may presently have or may assert in the future for any reason including, but not limited to, those rights set forth in 35 USC§202 and §203 and 37 C.F.R. 401, et seq.

C.	BATTELLE reserves the right to (i) practice the PATENTS for research, development and demonstration purposes for itself and others, (ii) nonexclusively license the PATENTS to nonprofit institutions that collaborate with BATTELLE for research, development, and demonstration purposes only, and (iii) license the PATENTS in fields not exclusively licensed herein.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

3. CONSIDERATION

A.	In consideration for the License Grant described in Article 2, LICENSEE agrees to comply with all the provisions of this Agreement, to pay all fees, costs, and meet all other requirements set forth in this Agreement.

B.	LICENSEE shall pay to BATTELLE a royalty of one percent (1%) of NET SALES.

C.	If as a result of litigation related to this Agreement financed by LICENSEE, damages, royalties, or other consideration is received by LICENSEE, BATTELLE shall receive the greater of: (i) a royalty as set forth above as applied to the level of infringing sales determined by a court or as a result of settlement of such claims, or (ii) twenty- five percent (25%) of all monies received by LICENSEE, after LICENSEE deducts all reasonable out-of-pocket costs of prosecuting such litigation.

D.	No royalty shall be paid to BATTELLE for the practice of any PATENT on behalf of the U.S. Government for which the U.S. Government has a royalty-free right to use such PATENT, but LICENSEE shall continue to pay the agreed-upon royalty set forth above on any PATENT for which use the U.S. Government does not have such a royalty-free right.

4. ANNUAL LICENSE MAINTENANCE FEE/MINIMUM ROYALTY

A.	LICENSEE shall pay to BATTELLE an annual license maintenance fee/minimum royalty as set forth in Table 1 below. Such annual license maintenance fee/minimum royalty shall be due and payable on the last day of January. If LICENSEE does not pay the amount (if any) required to be paid hereunder to satisfy the annual license maintenance fee/minimum royalty obligation, BATTELLE may, in its sole discretion, elect to convert the exclusive license of Paragraph 2A to a nonexclusive license, terminate this Agreement under the provisions of Paragraph 10C, or waive this requirement in whole or in part.

B.	Beginning in the first calendar year in which LICENSEE makes its first NET SALES of a LICENSED PRODUCT, the annual license maintenance fee as set forth in Table 1 below shall become a minimum royalty. It is understood by the parties that LICENSEE shall pay annually either a license maintenance fee or a minimum royalty. LICENSEE shall pay to BATTELLE royalties as stated in Article 3, but in no event shall royalties for any calendar year be less than the amounts set forth in Table 1 below during each of the calendar years indicated. The minimum royalty shall be due and payable on the last day of January.

BUSINESS SENSITIVE

Table 1.

Calendar Year	License Maintenance Fee/Minimum Royalties US $ Per Calendar Year
2017	$10,000
2018	$10,000
2019	$25,000
2020	$50,000
2021	$100,000
2022	$100,000

C.	If this Agreement expires or is terminated for any reason, except for breach of contract by BATTELLE, during any year that an annual license maintenance fee or minimum royalties are due to BATTELLE, upon expiration or termination, LICENSEE shall immediately pay to BATTELLE the proportionate amount of annual license maintenance fee or minimum royalties owed to BATTELLE that represents that portion of the year elapsed prior to expiration or termination. For example, if LICENSEE terminates without breach by BATTELLE after the expiration of three (3) months of the new year, LICENSEE shall pay to BATTELLE one-fourth (1/4) of the annual license maintenance fee or minimum royalty due for that year.

5. DILIGENCE

A.	For veterinary use LICENSEE shall achieve the following:

(i)	On or before the last day of August 2017, LICENSEE shall obtain all necessary regulatory approvals to begin animal testing, and begin such testing; and

(ii)	On or before the last day of January 2019, LICENSEE shall have a commercial sale of a LICENSED PRODUCT for veterinary use.

If LICENSEE does not meet the diligence obligations of this Paragraph 5A, BATTELLE may, in its sole discretion, extend the due dates set forth herein, or terminate this Agreement.

B.	For medical use LICENSEE shall achieve the following:

(i)	On or before the last day of August 2017, LICENSEE shall have filed pre- submission paperwork with Food and Drug Administration (FDA);

(ii)	On or before the last day of June 2018, approval of investigational device exemption (IDE) by FDA;

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

(iii)	On or before the last day of October 2018, LICENSEE shall conclude human trials; and

(iv)	On or before the last day of January 2020, LICENSEE shall have a commercial sale of a LICENSED PRODUCT for medical use.

If LICENSEE does not meet the diligence obligations of this Paragraph 5B, BATTELLE may, in its sole discretion, extend the due dates set forth herein, or terminate this Agreement.

C.	LICENSEE shall pay to BATTELLE an additional fee, as a milestone payment, in the amount of Five Thousand United States Dollars ($5,000 US) upon FDA approval to sell LICENSED PRODUCTS for medical purposes and in any event no later than the last day of January 2020.

6. U.S. MANUFACTURING

In order to enhance U.S. industrial competitiveness, LICENSEE shall ensure that products embodying the PATENTS which are manufactured for use or sale in the United States under the exclusive license granted hereunder shall be substantially manufactured in the United States.

7. SUBLICENSING

LICENSEE shall not have the right to sublicense.

8. REPORTS AND PAYMENTS

A.	Not later than the last day of each January, LICENSEE shall furnish to BATTELLE, at the address set forth in Article 25, a written statement in a form provided by BATTELLE (Attachment 1) to determine the amounts due and the appropriateness of the royalties paid pursuant to Article 3 for the annual periods ended the last day of the preceding December, and shall pay to BATTELLE all amounts due to BATTELLE. Such amounts are due at the dates the statements are due. If no amount is accrued during any semiannual period, a written statement to that effect shall be furnished. All written statements provided to BATTELLE by LICENSEE shall be executed by an individual having actual authority to bind LICENSEE.

B.	Not later than the last day of each July and January, LICENSEE shall furnish to BATTELLE, at the address set forth in Article 25, a written progress report summarizing LICENSEE’s progress towards commercializing the LICENSED PRODUCTS during the preceding semiannual periods ended the last days of the preceding June and December, respectively. Such progress report shall include the following information, where relevant: progress in the development and commercial deployment of the LICENSED PRODUCT; key business achievements; projects or transactions that resulted from, or were enabled by, the LICENSED PRODUCT; and quantitative or qualitative information that characterizes the contribution of the LICENSED PRODUCT to the U.S. economy. Such report will be provided to BATTELLE solely to enable BATTELLE to understand LICENSEE’s progress towards commercializing the LICENSED PRODUCT and to assist BATTELLE in determining the contribution of the LICENSED PRODUCT in improving LICENSEE’s business.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

C.	Royalties earned on sales by LICENSEE in any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income.

D.	Payments provided for in this Agreement, shall when overdue, bear interest at a rate per annum equal to three percent (3%) in excess of the “Prime Rate” published by The Wall Street Journal at the time such payment is due until payment is received by BATTELLE.

E.	All payments made to BATTELLE under this Agreement are nonrefundable.

F.	If LICENSEE makes payments to BATTELLE by Electronic Funds Transfers, LICENSEE shall provide a written report to BATTELLE to the address set forth in Article 25 as required in Paragraph 8A, above, along with a statement indicating that payments have been made by Electronic Funds Transfers. Such payments shall be made to the following account (for international transfers, use Swift Code: USBKUS44IMT):

U. S. Bank of Washington

Account Name: Battelle Memorial Institute

ABA No. 125000105

Account No. 153502962134

9. REPRESENTATIONS, HOLD HARMLESS AND LIMITATION OF BATTELLE’S LIABILITY

A.	This Agreement is entered into by BATTELLE in its private capacity. It is understood and agreed that the U.S. Government is not a party to this Agreement and in no manner whatsoever shall be liable for nor assume any responsibility or obligation for any claim, cost or damages arising out of or resulting from this Agreement or the subject matter licensed.

B.	(i) Nothing in this Agreement shall be deemed to be a representation or warranty, except as set forth in Paragraph 9C and 9F below, by BATTELLE, or the U.S. Government, of the validity of any of the PATENTS or the accuracy, safety or usefulness for any purpose, of any technical information, techniques, or practices at any time made available by BATTELLE.

(ii)Neither the U.S. Government nor BATTELLE nor any affiliated company of BATTELLE shall have any liability whatsoever to LICENSEE or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person, arising out of or in connection with or resulting from (1) the production, use or sale of any apparatus or product, or the practice of the PATENTS by LICENSEE; (2) the use by LICENSEE of any technical information, techniques, or practices disclosed by BATTELLE; or (3) any advertising or other promotional activities by LICENSEE with respect to any of the foregoing; and

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

(iii)	LICENSEE shall hold the U.S. Government, BATTELLE, and any affiliated company of BATTELLE, harmless in the event the U.S. Government, BATTELLE, or any affiliated company of BATTELLE, is held liable as a result of actions by LICENSEE as set forth in Paragraphs 9B(ii)(1), 9B(ii)(2), and 9B(ii)(3) above.

(iv)	Further, LICENSEE agrees to assume the defense of (1) any suit brought against BATTELLE or any affiliated company of BATTELLE resulting from any action of LICENSEE undertaken under this License Agreement, and (2) any action brought against LICENSEE or BATTELLE resulting from any action of LICENSEE relating to the licensed PATENTS.

C.	BATTELLE represents that it has the right to grant all of the rights granted herein, except as to such rights as the Government of the United States of America may have or may assert.

D.	LICENSEE understands and acknowledges that the subject matter of this Agreement has not yet been commercially demonstrated, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

E.	LICENSEE acknowledges that LICENSEE has evaluated the PATENTS and deems them suitable for LICENSEE’s purposes for entering into this Agreement.

F.	Nothing in this Agreement may be construed as: a warranty or representation by BATTELLE as to the validity of any of BATTELLE’s rights in the PATENTS; a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patents other than PATENTS; a grant by implication, estoppel or otherwise of any license or rights under any patents of BATTELLE other than PATENTS, regardless of whether such patents are dominate or subordinate to PATENTS; or an obligation to furnish any information not provided in PATENTS.

10. TERMINATION

A	The PATENT License of Article 2 shall end upon the expiration of the last to expire of the PATENTS included herein, or upon a final adjudication of invalidity of all PATENTS included herein, whichever is later.

B.	LICENSEE may terminate this Agreement at any time upon sixty (60) days written notice in advance to BATTELLE, and LICENSEE shall thereafter discontinue the practice and use of the licensed PATENTS.

C.	Except as provided below in Paragraph 10D, if either party shall be in breach of any obligation hereunder, the other party may terminate this Agreement by giving Notice of Termination by personal delivery, telefax, electronic mail transmission or by United States mail, express mail, or courier service, with postage or fees prepaid, to the party in breach, specifying the basis for termination. Notice by personal delivery, telefax or electronic mail is deemed to have been given when delivered or transmitted. Notice sent by U.S. mail, express mail or courier service is deemed to have been given when mailed. If within sixty (60) days after the receipt of such Notice of Termination, the party in breach shall remedy the condition forming the basis for termination, such Notice of Termination shall cease to be operative, and this Agreement shall continue in full force; provided that if Notice of Termination is given by BATTELLE to LICENSEE for the third time then this grace period shall not be available unless permitted in such third Notice of Termination, and this Agreement shall be finally terminated. LICENSEE understands and acknowledges that the remedy set forth herein is not available to LICENSEE if LICENSEE does not meet the diligence requirements of Paragraphs 5A and 5B.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

D.	If any report or payment due to BATTELLE is overdue for a third time, then any subsequent Notice of Termination is not subject to the sixty (60) day cure provision of Paragraph 10C.

E.	LICENSEE hereby agrees that, in the event LICENSEE by its own actions, or the action of any of its shareholders or creditors if applicable, files or has filed against it (with an order for relief being entered) a case under the Bankruptcy Code of 1978, as previously or hereafter amended, BATTELLE shall be entitled to relief from the automatic stay of Section 362 of Title 11 of the U.S. Code, as amended, on or against the exercise of the rights and remedies available to BATTELLE and LICENSEE hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief.

F.	Termination of this Agreement shall not extinguish any rights of BATTELLE or obligations of LICENSEE accrued hereunder at the time of termination; and obligations undertaken independent of the license granted under Article 2 shall survive termination to the extent necessary to permit their complete fulfillment or discharge.

G.	If this Agreement is for any reason terminated before all of the payments required to be made by LICENSEE as set forth herein have been made to BATTELLE, LICENSEE shall immediately pay to BATTELLE any unpaid amounts due as of the date of such termination even though the due dates provided in Articles 8 and 12 have not been reached.

11. LITIGATION

A.	LICENSEE shall notify BATTELLE of any suspected infringement of the PATENTS in the LICENSED FIELD and the LICENSED TERRITORY, and shall inform BATTELLE of any evidence of such infringement(s).

B.	After LICENSEE or BATTELLE provides probative evidence of an actual infringement of the PATENTS in the LICENSED FIELD and LICENSED TERRITORY, the parties shall confer to discuss the actions to be taken to abate the infringement, up to and including full legal action in a court of competent jurisdiction. If after such conference BATTELLE provides written notice to LICENSEE instructing LICENSEE to pursue a designated course of action against the infringer, and LICENSEE fails to act as instructed within ninety (90) days after receipt of such written notice, then BATTELLE may, in its sole discretion, convert the exclusive license granted under Paragraph 2A to a nonexclusive license and take whatever action against the infringer that BATTELLE deems appropriate. In the event LICENSEE receives any monies or other consideration from a third party as a result of exercising LICENSEE’s rights under this Agreement, BATTELLE shall receive its payment under Article 3 as applied to all such monies or other consideration whether such monies or other consideration are denoted as “royalties”, “damages”, “release” from prior acts, or any other designation.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

C.	Challenges.

(i)	If LICENSEE or any of LICENSEE’s AFFILIATES, subsidiaries, joint venturers, or other similarly situated persons, entities, or organizations initiates an action or proceeding or assists any third party initiating an action or proceeding against BATTELLE seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable:

1.	during the pendency of any such action or proceeding, the royalty rates and annual minimum royalty due under this Agreement shall double;

2.	if the outcome of such action or proceeding results in a determination that any issued claim of the PATENTS is found to be valid and infringed by LICENSED PRODUCTS, then the royalty rates and annual minimum royalty due under this Agreement shall triple and LICENSEE shall pay BATTELLE’s costs incurred for defending the validity of the PATENTS, including but not limited to attorneys fees, expert witness fees, court costs, and other costs incidental to such defense;

3.	LICENSEE shall have no right to recoup, claim, or otherwise recover any royalties, fees, or other forms of consideration paid to BATTELLE as required in this Agreement before such action or proceeding is initiated or during the period in which the action or proceeding is pending or under appeal; and

4.	LICENSEE shall pay royalties, fees, or any forms of consideration required under this Agreement directly to BATTELLE during the pendency of such action or proceeding and shall not pay any deposits or payments of royalties, fees, or any forms of consideration required under this Agreement into any escrow account.

(ii)	LICENSEE shall provide BATTELLE with at least ninety (90) days written notice to the address set forth in Article 25 before LICENSEE or any of LICENSEE’s AFFILIATES, subsidiaries, joint venturers, or other similarly situated persons, entities, or organizations initiates any action or proceeding or assists any third party initiating an action or proceeding against BATTELLE seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable or that but for this Agreement, LICENSED PRODUCTS will not infringe any claim of the PATENTS. LICENSEE shall include with its written notice to BATTELLE a copy of all relevant prior art which will form the basis for arguments and causes advanced in such action or proceeding.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

(iii)	Any action or proceeding filed by LICENSEE or any of LICENSEE’s AFFILIATES, subsidiaries, joint venturers, or other similarly situated persons, entities, or organizations or any third party assisted thereby seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable or that but for this Agreement LICENSED PRODUCTS will not infringe any claim of the PATENTS shall be litigated exclusively in the U.S. District Court for the Eastern District of Washington situated in Richland, Washington, and the parties hereby agree to submit to the exclusive jurisdiction of such court and waive any objection to venue for such purposes.

D.	If LICENSEE’s exclusive license under Paragraph 2A is converted to a nonexclusive license, then the sole right to institute a suit for infringement of the PATENTS occurring thereafter shall rest with BATTELLE, and BATTELLE shall retain all the proceeds thereof. LICENSEE agrees to cooperate with BATTELLE in all respects, to have any of LICENSEE’s employees testify when requested by BATTELLE, and to make available any records, papers, information, specimens, and the like. Any recovery received pursuant to such suit shall be retained by BATTELLE.

12. PATENTS

A.	BATTELLE shall have the sole right and discretion to file, prosecute, maintain, reexamine, and participate in any proceedings before a patent office, domestic or foreign, for all of the PATENTS and shall have the right to determine whether or not to abandon the prosecution of any PATENT, or to discontinue the maintenance of any PATENT. All reasonable expenses incurred by BATTELLE for the activities described in this Paragraph 12A shall be reimbursed to BATTELLE by LICENSEE within sixty (60) days of LICENSEE’s receipt of notice setting forth such expenses.

B.	If LICENSEE elects not to pay its share of expenses incurred by BATTELLE under Paragraph 12A for a particular PATENT, LICENSEE shall so notify BATTELLE in writing. LICENSEE shall be obligated to reimburse BATTELLE for its share of expenses for such PATENT up to the date BATTELLE receives such written notification, as well as any additional costs BATTELLE may incur if it abandons such patent application or PATENT, and at that time, LICENSEE’s rights related to such PATENT shall be terminated, and such PATENT shall be removed from this Agreement.

13. RECORDS

A.	LICENSEE shall keep accurate records of all operations affecting LICENSEE’s duties and obligations hereunder, including but not limited to payment of royalties and fees, and shall permit BATTELLE or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a period of not less than three (3) years thereafter. BATTELLE shall bear its costs to conduct such audit; provided, however, LICENSEE shall reimburse BATTELLE for BATTELLE’s and/or its duly authorized agent’s actual costs to conduct the audit if as part of the audit it is deemed that LICENSEE has failed to perform its material obligations under this Agreement (including its underreporting of NET SALES and earned royalties in a reporting period by five percent (5%) or more).

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

B.	If such audit shows an underreporting or underpayment in excess of five percent (5%) in a reporting period as set forth in Paragraph 13A, then LICENSEE shall pay the cost of such audit as set forth in Paragraph 13A, as well as any other additional sum that would have been payable to BATTELLE had LICENSEE reported correctly, plus interest on said sum at the rate set forth and owing in accordance with Paragraph 8D.

14. ASSIGNABILITY

A.	Upon written consent of BATTELLE, such consent not to be unreasonably withheld, LICENSEE may assign its rights under this Agreement in connection with a merger or consolidation or to a third party purchaser of all or substantially all of the assets of LICENSEE relative to the rights granted hereunder. BATTELLE may assign its rights hereunder.

B.	Prior to any assignment of this Agreement, LICENSEE shall pay to BATTELLE at the address set forth in Article 25, a nonrefundable assignment fee of Seventy-Five Thousand United States Dollars ($75,000 US).

15. REFORM

A.	The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

B.	In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, BATTELLE, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

16. NO ENDORSEMENT; USE OF BATTELLE’S NAME; USE OF PNNL

BATTELLE does not endorse products or services. Therefore, LICENSEE agrees that unless required by law, or unless otherwise agreed in advance in writing by BATTELLE, LICENSEE will not use or imply the name “BATTELLE”, or any affiliated company of BATTELLE, or “Pacific Northwest National Laboratory”, or “PNNL”, or associated trademarks, or other trade dress, or use BATTELLE or PNNL reports, for advertising, promotional purposes, raising of capital, recommending investments, or in any way that implies endorsement by BATTELLE or PNNL. However, LICENSEE may publicly disclose the fact that an agreement has been entered into with BATTELLE, including the name of BATTELLE. LICENSEE may disclose in a factual manner that is accurate and not misleading, material facts pertaining to the nature of this Agreement to the extent such disclosure complies with or is required by applicable U.S. Federal and state securities and other laws or the rules and regulations of any public stock exchange, provided that such disclosure does not, in whole or in part, imply any endorsement by BATTELLE or PNNL. LICENSEE further agrees to indemnify and hold BATTELLE, its directors, officers, agents and employees harmless for any damage, loss, claim or suit arising from or relating to LICENSEE’s use of the BATTELLE name.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

17. WAIVER AND ALTERATION

A.	The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

B.	A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Article 15, above.

C.	(i) To amend this Agreement in a manner that alters any of BATTELLE’s rights or LICENSEE’s duties under this Agreement, LICENSEE shall provide BATTELLE with a written request to amend this Agreement at least thirty (30) calendar days before BATTELLE’s rights or LICENSEE’s duties accrue. LICENSEE’s request shall: (1) specifically identify the clauses to be amended; (2) identify the requested amendments; and (3) provide BATTELLE with documentary evidence that the requested amendments are in BATTELLE’s and LICENSEE’s best interests.

(ii)	If BATTELLE determines that any or all of LICENSEE’s requested amendments are in the Parties’ best interests, then the Parties shall initiate good faith negotiations to address the amendments consistent with BATTELLE’s determination. Such negotiations shall conclude within ninety (90) days after the date BATTELLE actually receives LICENSEE’s request to amend the Agreement as set forth above in Paragraph 17C(i) (the “Renegotiation Period”). The Parties shall enter into these negotiations with the understanding that they may not reach mutually acceptable terms within the Renegotiation Period. BATTELLE’s rights shall continue to accrue and LICENSEE’s obligations shall remain in force during the Renegotiation Period.

(iii)	If BATTELLE and LICENSEE agree to mutually acceptable terms during the Renegotiation Period, then such renegotiated terms shall be reflected in a formal amendment of this Agreement executed by both BATTELLE and LICENSEE and shall apply to any of BATTELLE’s rights or LICENSEE’s obligations that accrue during the Renegotiation Period or at any time thereafter during the remaining term of this Agreement.

(iv)	If BATTELLE and LICENSEE do not agree to mutually acceptable terms during the Renegotiation Period then BATTELLE may enforce the original terms and conditions of this Agreement or rely upon other remedies as permitted by the terms of this Agreement.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

D.	LICENSEE acknowledges that BATTELLE, by virtue of its status as an incorporated charitable trust exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code, cannot renegotiate any terms of this Agreement in a manner which may create an impermissible private benefit or private inurement.

18. MARKING

LICENSEE shall place in a conspicuous location on any LICENSED PRODUCT made or sold under any PATENT coming with this Agreement, a patent notice in accordance with the laws concerning the marking of patented articles. However, in no event shall LICENSEE mark any LICENSED PRODUCT made or sold under this Agreement with an expired licensed PATENT.

19. IMPLEMENTATION

Each party shall execute any instruments necessary to implement the provisions of this Agreement.

20. CONSTRUCTION

This Agreement shall be construed in accordance with the laws of the State of Washington of The United States of America and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Washington.

21. EXPORTATION OF TECHNICAL INFORMATION

LICENSEE represents and warrants that it shall not export from The United States of America directly or indirectly, any technical information (or the direct product thereof) furnished to LICENSEE either directly or indirectly by BATTELLE, without first complying with all requirements of the Export Administration Regulations, including the requirement for obtaining any export license, if applicable. LICENSEE agrees to indemnify, defend and hold harmless BATTELLE, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly, by LICENSEE.

22. CERTIFICATION

LICENSEE hereby certifies that no principal of LICENSEE has been an employee of BATTELLE or any of its affiliated companies in the two (2) years prior to the date of execution of this Agreement.

23. NO PRESUMPTION

No provision of this Agreement shall be interpreted for or against any party to this Agreement on the basis that that party was the drafting party of the provision and no presumption or burden of proof shall arise disfavoring or favoring any party by virtue of the authorship of any of the provisions of this Agreement.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

24. ENTIRE UNDERSTANDING

This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter of this Agreement. Specifically, no future representations made by BATTELLE staff shall be effective to alter any provision herein unless such representation shall be made in writing by an authorized representative of BATTELLE having the power to do so.

25. ADDRESSES

For the purpose of all written communications between the parties, their addresses shall be:

Advanced Medical Isotope Corporation

Attention Dr. Michael K. Korenko, President & CEO 11316 W. Court Street

Pasco, WA 99301

Mobile: (509) 551-9281

Fax: (509) 736-4007

Email: mkorenko@isotopeworld.com

Email: mkkor@aol.com

Battelle Memorial Institute Technology Deployment and Outreach Attention PNNL IP Compliance Office

P.O. Box 999, Mailstop K1-71 902 Battelle Blvd.

Richland, WA 99352

Telephone: (509) 375-2075

Fax: (509) 372-4589

Email: complianceoffice@pnnl.gov

or any other addresses of which either party shall notify the other party in writing.

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

26. EXPIRATION

The offer to execute this Agreement shall expire if this Agreement is not signed by both parties and returned to BATTELLE on or before March 30, 2017.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

BATTELLE MEMORIAL INSTITUTE		ADVANCED MEDICAL ISOTOPE CORPORATION

BY	/s/ Peter C. Christensen	BY	/s/ Michael Korenk
	PRINTED		PRINTED

NAME	Peter C. Christensen	NAME	Michael Korenko
TITLE	Manager, Technology Commercialization	TITLE	President & CEO AMI
DATE	03/17/17	DATE	03/17/17

BUSINESS SENSITIVE

License Agreement No. 525855 – Amended and Restated (Amendment 1)

Advanced Medical Isotope Corporation

March 14, 2017

Version 1

ATTACHMENT 1

ROYALTY REPORT TO BATTELLE

From:	Advanced Medical Isotope Corporation – 525855 Amended and Restated
(Company Name and License Agreement Number)

Reporting Period:

From To (6 Month Period Ending June 30 and December 31, to be Reported by the Following July 31 and January 31).

1.	Article 3

NET SALES of LICENSED PRODUCTS

Veterinary use:	$
X 1%

$ Amount of Royalties Owed:	$

Medical use:	$
X 1%

$ Amount of Royalties Owed:	$

Total Royalties Due	$

Signed by
Printed name	Telephone No.

BUSINESS SENSITIVE